                     ASSIGNMENT, ASSUMPTION AND MODIFICATION OF
                                 PURCHASE AGREEMENT
                             (Silverthorn Country Club)


     THIS ASSIGNMENT, ASSUMPTION AND MODIFICATION OF PURCHASE AGREEMENT (this "Assignment Agreement") is made and entered into as of the 18th day of June 1998 (the "Effective Date"), by and between SCARBOROUGH SEMBLER JOINT VENTURE II, a Florida general partnership, and SILVERTHORN COUNTRY CLUB, INC., a Florida corporation (collectively, "Seller"); GRANITE GOLF GROUP, INC., a Nevada corporation ("Assignor"); and GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("Assignee").

     THE PARTIES ENTER THIS ASSIGNMENT AGREEMENT on the basis of the following facts, understandings, and intentions:

          A. Assignor and Seller have entered into that certain Purchase Agreement dated as of May 13, 1998 (the "Purchase Agreement"), a copy of which is attached hereto as EXHIBIT M, whereby Assignor agreed, subject to certain terms and conditions set forth therein, to acquire from Seller that certain real property, improvements and tangible and intangible personal property located thereon at Silverthorn Country Club, located in Brooksville, Florida, as more particularly described in the Purchase Agreement (the "Property"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

          B. Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, Assignor's right and obligation to acquire the Property, together with Assignor's right, title and interest in, to and under the Purchase Agreement as modified and on the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Assignor, and Assignee hereby agree as follows:

     1. MODIFICATION TO THE PURCHASE AGREEMENT. The Seller, Assignor, and Assignee agree to the following modifications of the Purchase Agreement:

          a. EXHIBITS A, B, C, D, E, F, G, H, I, J, K, AND L, attached to the Purchase Agreement are hereby deleted in their entirety and replaced with the amended and restated EXHIBITS A, B, C, D, E, F, G, H, I, J, K, AND L, respectively, which have been attached hereto and made a part hereof.

          b. Seller agrees to complete and pay for all costs associated with the relocation of the cart path bordering hole 15 on the Property and such relocation shall be completed within fifty (50) days of Closing.

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          c.   Seller agrees to complete and pay for all costs associated with the following repairs and improvements to the rest station facilities near hole 14 of the Property and such repairs shall be completed within fifty (50) days of Closing :

               i.   permanent connection to the county potable water supply;
               ii.  permanent connection to the sanitary sewer system;
               iii. replacement of the drinking fountain;
               iv.  repair the damage to fascia board and support timber.

          d. The following is inserted in Section 1.1 after the definition of "ESCROW AGENT":

               "EARNEST MONEY DEPOSIT" means the $150,000 earnest money deposit delivered by Assignee to Seller on June 5, 1998 as more particularly set forth in that certain Amended and Restated Escrow Agreement by and between Seller, Assignee, and Escrow Agent dated June 5, 1998, a copy of which is attached hereto as EXHIBIT O.

          e. Section 4.7 is hereby deleted in its entirety and the following is substituted in lieu thereof:

               4.7 GOLF COURSE MAINTENANCE STANDARDS. Buyer agrees that, during such time as Seller is actively selling property within Silverthorn but no longer than for a period of five (5) years from the date of Closing, Buyer shall not materially reduce or eliminate the quality standards established and currently employed by Seller in maintaining the Property and Improvements thereon; provided, however, if at the end of five (5) years from the date of Closing, twenty (20) or more lots remain to be sold by Seller within Silverthorn, then this provision shall be extended for one (1) additional year. A copy of the maintenance standards is attached hereto and incorporated herein as EXHIBIT J.

          f. Section 5.1 "TITLE INSURANCE" is deleted in its entirety and the following is substituted in lieu thereof:

               TITLE INSURANCE. The Title Company shall have delivered or unconditionally and irrevocably committed to deliver within thirty (30) days after Closing, the Owner's Title Policy, subject only to the Permitted Title Exceptions (which shall not include a survey exception).

          g. Section 5.1 LANDSCAPING" is deleted in its entirety and the following is substituted in lieu thereof:

               LANDSCAPING. From time to time Seller may desire to plant trees and place landscaping on portions of the Property which are adjacent to


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

               the residential lots in order to enhance the aesthetic appeal of the lots. Conversely, from time to time, Seller may desire to remove trees and vegetation from the Property in order to enhance the view of the golf course from one of the adjacent residential lots. Prior to planting or removing trees, landscaping, or vegetation, Seller shall request in writing Buyer's approval, and Buyer shall respond to such a request within fifteen (15) days of receipt thereof, such approval not being unreasonably withheld provided that the request does not interfere with the use of the Property as a golf course. Seller agrees that it will perform all related activities at times and in the manner directed by Buyer and at Seller's sole cost and expense. Seller further agrees that the portion of the Property so affected shall not result in any drainage, maintenance, or playability conditions harmful to the intended use.

          h. Section 5.1 "SILVERTHORN TRADENAME" is deleted in its entirety and the following is substituted in lieu thereof:

               "SILVERTHORN TRADENAME". Buyer agrees that Seller shall have the right to use the "Silverthorn" tradename and trademark in advertising and promotional materials that are currently being used to promote the sale of homes and properties within the Silverthorn community. Seller may assign this right to builders that are operating within Silverthorn. Silverthorn/Hernando Homeowner's Association, Inc. ("Homeowners") shall also have a right to use the "Silverthorn" tradename and trademark in pursuing those activities for which it is authorized under its existing organizational documents; provided, however, that Seller, its assigns, and Homeowners shall not make reference to the Silverthorn Country Club without requesting Buyer's prior written consent, and Buyer shall have fifteen (15) days to respond to such a written request after receipt thereof, with such approval not being unreasonably withheld. The use of materials existing and being utilized as of the Effective Date are conclusively deemed to be approved by Buyer. After current materials are depleted, all new materials referencing the Golf Club must be pre-approved in writing by Buyer.

          i. The following portion of SECTION 5.1 of the Purchase Agreement is deleted in its entirety and the following is substituted in lieu thereof:

               SELLER'S RETAINED MEMBERSHIP. Provided that Seller is actively selling property within Silverthorn, but no longer than for a period of five (5) years from Closing, the Seller shall retain a membership in the Golf Club that allows for a maximum number of designees at any time of three (3). Said membership may be held by any entity which is an affiliate or controlled by either Seller. Seller shall provide a written


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

               schedule of designees to Buyer from time to time as such designees change. Seller and/or such designees shall not pay dues or assessments, but will be subject to all other regular charges or fees and all rules and regulations of the Golf Club.

          j. Section 5.2 "BILLBOARDS"of the Purchase Agreement shall be deleted in its entirety and the following is substituted in lieu thereof:

               BILLBOARDS. Buyer agrees to pay twenty-five percent (25%) of the rental cost of advertising billboards which jointly promote the residential properties and the operation of the Golf Club. The list of such billboards, including the lease term, is included in EXHIBIT H. Upon termination of the lease for each billboard, Buyer shall not be responsible for future rental costs unless it so agrees in writing. Seller may retain the billboard locations for future community advertising.

          k. Section 6.1 is amended such that the first sentence is deleted in its entirety and the following is substituted in lieu thereof:

               Closing shall be held the second (2nd) business day after Buyer receives an as-built survey of the Property in form and content reasonably acceptable to Buyer pursuant to the terms of the letter of May 27, 1998 from Buyer to Mr. Steve Richards and Gary Strohauer, Esquire, attached hereto as EXHIBIT N and made a part hereof provided that Seller is not in default under the terms of the Purchase Agreement, as modified herein.

          l.   Section 6.2 is amended by inserting a new provision as follows:

               TENANT AND VENDOR NOTICES. Tenant shall be responsible for providing to all tenants and vendors related to the Property notices of the conveyance of the Property from Seller to Buyer, and such notices shall be in form and content acceptable to Buyer and Seller.


          m. Section 9.5 is amended such that the following is inserted at the end of the first sentence: "and the Amended and Restated Escrow Agreement entered into by and among Assignee, Seller and Escrow Agent as of June 5, 1998."

          n. Except as otherwise described herein and modified herein, all other terms and conditions of the Purchase Agreement shall remain the same and in full force and effect.

     2. OBLIGATIONS NOT ASSUMED BY ASSIGNEE. Notwithstanding anything to the contrary contained in this Assignment Agreement, Assignee shall not assume the following obligations of Assignor under the Purchase Agreement, which obligations are specifically retained by Assignor:


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

          a. The obligation to pay for the cost of studies and investigations set forth in EXHIBIT I, as more particularly set forth in Section 2.2. "SITE INSPECTION" of the Purchase Agreement.

          b. The obligation to assume, at Closing, those Operating Agreements described and identified on EXHIBIT H of the Purchase Agreement; provided, however, that Tenant or Assignee, as Assignee shall determine, shall assume such Operating Agreements at Closing.

          c. The obligation for payment of any brokerage fees due Core Real Estate and/or Mr. Michael Garsoni, as more particularly set forth in Section 7.3 of the Purchase Agreement; provided, however, that Assignor agrees to pay such fees.

          d. The obligation to purchase Seller's Inventory as defined in the Purchase Agreement and attached as EXHIBIT C to the Purchase Agreement, all as more particularly set forth in Section 6.3 of the Purchase Agreement; provided, however, that Assignor agrees to comply with Buyer's obligations as described in
Section 6.3 of the Purchase Agreement.

          e. The obligation to purchase any of Seller's Accounts Receivables as defined in the Purchase Agreement, all as more particularly set forth in
Section 6.3 of the Purchase Agreement; provided, however, that Assignor agrees to comply with Buyer's obligations described in Section 6.3 of the Purchase Agreement.

          f.   The obligation to pay for any closing costs pursuant to Section
6.5 of the Purchase Agreement, except for the obligation to pay for up to $23,500 of the closing costs as more particularly set forth in Assignee's Lease (defined below) with an affiliate of Assignor, Granite Silverthorn, Inc., a Florida corporation ("Tenant") prepared in connection with this transaction.

     3. ASSIGNMENT AND ASSUMPTION. As of the Effective Date, Assignor hereby assigns and transfers to Assignee, all of Assignor's right, title and interest in, to and under the Purchase Agreement, and subject to the modifications contained in Section 1 and subject to Section 2 of this Assignment Agreement, Assignee hereby accepts Assignor's assignment and assumes all of Assignor's duties and obligations and responsibilities arising under the Purchase Agreement from and after the Effective Date. Nothing contained in this Assignment Agreement shall release Assignor from any of its obligations under the Purchase Agreement.

     4. CLOSING. Closing shall be held at the offices of Baxter & Strohauer, P.A. ("Escrow Agent") in Clearwater, Florida on the Closing Date. At Closing, Buyer shall remit a portion of the Purchase Price equal to $4,700,000 LESS the Earnest Money Deposit (which is $150,000) to Seller by federal funds wired to an account designated by Seller. Additionally, the Escrow Agent shall remit the Earnest Money Deposit to the Seller. The parties will then deliver to each other, as applicable, all of the documents and instruments, each of which have been duly executed and, where applicable, acknowledged and/or sworn on behalf of the signing party as more particularly set forth in Sections 6.2, 6.3 and 6.4 in this Purchase Agreement, as modified herein.

     5. REPRESENTATIONS AND WARRANTIES REGARDING THE PURCHASE AGREEMENT. Assignor hereby represents and warrants to Assignee that: (i) there has been no prior assignment of the Purchase Agreement; (ii) there has occurred no default under the Purchase Agreement on the part of Assignor or, to Assignor's actual knowledge, on the part of Seller; and (iii) Assignee may rely on all of the representations and warranties made by Assignor to Seller pursuant to Article IV of the Purchase Agreement.

     6.   LEASE AND PLEDGE AGREEMENT.

          a. As a condition to Assignee's performance of its obligations under the Assignment Agreement, at closing the Tenant shall deliver to Assignee executed counterparts of a lease in the form attached hereto as EXHIBIT P (the "Lease"), and a pledge agreement in the form attached to the Lease as Exhibit D (the "Pledge Agreement").

          b. As a condition to Assignor's performance of its obligations under this Assignment Agreement, at Closing, Assignee shall deliver to Assignor executed counterparts of the Lease and Pledge Agreement.

     7.   INDEMNITY.   Assignor shall indemnify and hold Assignee harmless from
and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys' fees and expenses actually incurred, arising our of or in connection with Assignor's failure to observe, perform and discharge each and every one of the covenants, obligations and liabilities of "buyer" under the Purchase Agreement to be observed, performed or discharged on, or relating to, accruing with respect to the period prior to the date of this Assignment Agreement. Assignee shall indemnify and hold Assignor harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys' fees and expenses actually incurred, arising our of or in connection with Assignee's failure, from and after the date of this Assignment Agreement, to observe, perform and discharge each and every one of the covenants, obligations and liabilities assumed by Assignee with respect to the Purchase Agreement and relating to the period from and after the date of this Agreement.

     8. NOTICES. All notices, consents, approvals, waivers, and elections which any party shall be required or shall desire to make or give under this Assignment Agreement shall be in writing and shall be in writing and shall be sufficiently made or given only when sent by (a) certified mail, return receipt requested, (b) prepaid overnight delivery service with proof of delivery, or (c) electronic transmission with hard copy to follow as confirmation of receipt, addressed:


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

To Seller:

          Mr. David Felice
          Scarborough Sembler Joint Venture II and
          Silverthorn Country Club, Inc.
          P.O. Box 7078
          Wesley Chapel, Florida 33543
          Telephone: (813) 973-7553
          Facsimile: (813) 973-7807

with a copy to:

          Baxter & Strohauer, P. A.
          1150 Cleveland Street, Suite 300
          Clearwater, Florida 33755
          Attn: Gary N. Strohauer, Esq.
          Telephone: (813) 461-6100
          Facsimile: (813) 447-6899

To Assignor:

          Granite Golf Group, Inc.
          15170 N. Hayden Road, Suite 106
          Scottsdale, Arizona 85254
          Attention: Steve Richards
          Telephone: (602) 905-0978
          Facsimile: (602) 905-0979

to Assignee:

          Golf Trust of America, L.P.
          14 North Adger's Wharf
          Charleston, S.C. 29401
          Attn: Scott D. Peters
          Telephone: (843) 723-4653
          Facsimile: (843) 723-0479

with a copy to:

          Nexsen Pruet Jacobs Pollard & Robinson, LLP
          200 Meeting Street, Suite 301
          Charleston, S.C. 29401
          Attn: Matthew J. Norton, Esq.
          Telephone: (843) 720-1772
          Facsimile: (843) 720-1777


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

     9. GOVERNING LAW. This Assignment Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Florida.

     10. BINDING EFFECT. This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

     11. COUNTERPARTS. This Assignment Agreement may be executed in any number of counterparts, which counterparts, when considered together, shall constitute a single, binding, valid and enforceable agreement.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written:

                              [Signature Pages Attached]


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

                                   SELLER:

                                   SCARBOROUGH SEMBLER JOINT
                                   VENTURE II, a Florida general
                                   partnership                   (SEAL)
                                   BY: SCARBOROUGH CONSTRUCTORS,
                                       INC., its general partner


__________________________         By: __/S/______________________________
                                   Name:__________________________________
__________________________         Title:_________________________________




                                   SILVERTHORN COUNTRY CLUB, INC.,
                                   a Florida corporation


__________________________         By:___/S/______________________________
                                   Name:__________________________________
__________________________         Title:_________________________________


                                   ASSIGNOR:

                                   GRANITE GOLF GROUP, INC.,
                                   a Nevada corporation


__________________________         By:___/S/______________________________
                                   Name:__________________________________
__________________________         Title:_________________________________


                                   ASSIGNEE:

                                   GOLF TRUST OF AMERICA, L.P.,
                                   a Delaware limited partnership

                                   By: GTA GP, Inc., its general partner


_________________________          By:___/S/______________________________
                                   Name: W. Bradley Blair, II
_________________________          Title: President and Chief Executive Officer


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                                   LIST OF EXHIBITS
                               SILVERTHORN COUNTRY CLUB

               Exhibit A           Legal Description
               Exhibit B           Improvements
               Exhibit C           Tangible Personal Property
               Exhibit D           Intangible Personal Property
               Exhibit E           Bill of Sale - Personal Property
               Exhibit F           Warranty Deed
               Exhibit G           FIRPTA Certificate
               Exhibit H           Operating Agreements
               Exhibit I           Due Diligence Request
               Exhibit J           Maintenance Standards
               Exhibit K           Comparable Facilities
               Exhibit L           Seller's Warranty Certificate
               Exhibit M           Purchase Agreement dated May 13, 1998
               Exhibit N           Letter Regarding Survey Standards
               Exhibit O           Amended and Restated Escrow Agreement
               Exhibit P           Lease


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

                                     EXHIBIT A
                                 LEGAL DESCRIPTION

                                      EXHIBIT B
                                     IMPROVEMENTS

                                      EXHIBIT C
                              TANGIBLE PERSONAL PROPERTY

                                      EXHIBIT D
                             INTANGIBLE PERSONAL PROPERTY

                                      EXHIBIT E
                           BILL OF SALE - PERSONAL PROPERTY

                                      EXHIBIT F
                                    WARRANTY DEED

                                      EXHIBIT G
                                  FIRPTA CERTIFICATE

                                      EXHIBIT H
                                 OPERATING AGREEMENTS

                                      EXHIBIT I
                                DUE DILIGENCE REQUEST

                                      EXHIBIT J
                                MAINTENANCE STANDARDS

                                      EXHIBIT K
                                COMPARABLE FACILITIES

                                      EXHIBIT L
                            SELLER'S WARRANTY CERTIFICATE

                                      EXHIBIT M
                        PURCHASE AGREEMENT DATED MAY 13, 1998

                                      EXHIBIT N
                          LETTER REGARDING SURVEY STANDARDS

                                      EXHIBIT O
                        AMENDED AND RESTATED ESCROW AGREEMENT

                                      EXHIBIT P
                                        LEASE